                                                                    EXHIBIT 10.8

                       [This Agreement will be assumed by
                   First National Bankshares of Florida, Inc.
                     in connection with the distribution.]

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of the 16th day of December, 1996, by and among FIRST NATIONAL BANK OF NAPLES, a national banking association organized and existing under the laws of the United States (the "Bank"), SOUTHWEST BANKS, INC., a Florida corporation (the "Company"), and GARRETT S. RICHTER (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company owns 100% of the outstanding stock of the Bank; and

         WHEREAS, the Board of Directors of the Company and the Bank, recognizing the experience and knowledge of Executive in the banking industry, desires to retain the valuable services and business counsel of Executive, it being in the best interest of the Company and the Bank to arrange terms of employment for Executive so as to reasonably induce Executive to remain in his capacities with the Bank for the term hereof; and

         WHEREAS, Executive is willing to provide services to the Bank, in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

                         Section 1. Term of Employment.

         (a) The term of employment of the Executive under this Agreement shall be, initially, the five year period commencing on January 1, 1997 and ending on December 31, 2001. Said term shall be subject to automatic extension by operation of the provisions of Section 1(b) hereof to a date not later than December 31, 2015 (beyond which the term of employment shall not be extended pursuant to Section 1(b) hereof).

         (b) At December 31, 1999, and December 31 of each succeeding calendar year to and including December 31, 2012, the term of employment of the Executive under this Agreement shall be automatically extended to December 31 of the third calendar year thereafter unless either party, acting under this
Section 1(b), shall have elected to fix the expiration date of the Executive's term of employment hereunder. Each of the parties shall have the right, exercisable by written notice to the other, to terminate the automatic renewal and thereby fix the expiration of the term of employment under this Section 1, provided such notice shall have been delivered no earlier than October 1 nor later than December 31 in any calendar year (commencing in 1998). Notice of termination of automatic renewal having been given as aforesaid, the term of employment of the Executive under this Section 1 shall continue until December 31 of the third calendar year after the year in which such notice is so given. Said term shall not continue after December 31, 2015 whether or not such notice shall have been given in the year 2012 as aforesaid.

                       Section 2. Services to be Rendered.

         The Company hereby agrees to employ the Executive as President and Chief Executive Officer of the Bank and Executive Vice President and Secretary of the Company to serve at its headquarters office located in the Naples, Florida area, subject to the terms, conditions and provisions of this Agreement. The Executive hereby accepts such employment and agrees to serve without additional compensation, except as indicated in Section 3(i), if elected, in any other senior executive position of the Company reasonably requested of him and as an officer and/or director of any subsidiary of the Company in accordance with Section 7 hereof. The Executive shall devote his full-time best efforts to such employment and shall apply substantially that degree of skill and diligence in rendering services to the Company and its subsidiaries under this Agreement as would be applied by a person of ordinary prudence and comparable experience under similar circumstances. In connection therewith, the Executive shall report to and be subject to the direction of the Chairman of the Board and/or the Board of Directors of the Bank. Notwithstanding the foregoing, the Executive may devote a reasonable amount of his time to his personal investments and business affairs (including service as a director of unaffiliated companies) and to civic and charitable activities; provided, however, the Executive shall not accept any position as a director of any unaffiliated for-profit business organization without advance approval of the Company's Chairman of the Board or President (which approval shall not be unreasonably withheld).

                            Section 3. Compensation.

         In consideration for services rendered to the Company under this Agreement (but excluding any directors' fees payable to the Executive), the Company shall pay and provide to the Executive the following compensation and benefits.

         (a) Salary. The Company shall pay the Executive a minimum base salary at the rate of $189,852 per year during the term hereof, to be paid in accordance with the Company's normal payroll practice, with such minimum base salary to be adjusted from time to time to reflect (i) such merit increases as the Board of Directors of the Company may determine are appropriate and (ii) annual cost of living increases commensurate with those given other key executive officers of Southwest Banks, Inc. The stated minimum base salary, as the same may be adjusted, shall be and remain in effect during the term of employment established by Section 1(a) as the same may be extended pursuant to Section 1(b) hereof.

         (b) Life Insurance. The Company shall promptly pay or reimburse the premiums due and payable for $1,410,000 in the aggregate of "split-dollar" guaranteed death benefit life insurance on the life of the Executive presently in force under Policy No. 13618376 issued by Northwestern Mutual Life Insurance Company, or such other comparable policy or policies as the Company and the Executive may select from time to time by mutual agreement. All such policies shall be owned by the Executive; and provided an amount equal to 100% of all premiums paid by the Company in maintaining all such policies shall be repaid to the Company; the death benefits thereunder shall be payable to one or more beneficiaries as designated by the Executive.

         (c) Working Facilities. The Executive shall have such assistants, perquisites, facilities and services as are suitable to his position and appropriate for the performance of his duties, including a golfing membership at the Collier's Reserve Country Club or any other comparably priced club (including dues, assessments and initiation fees).

         (d) Expenses. The Executive may incur reasonable expenses for promoting the business of the Bank, including expenses for entertainment, travel, and similar items. The Executive will be reimbursed for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures.

         (e) Vacations. The Executive shall be entitled each year to a vacation in accordance with the personnel policy established by the Bank's Compensation Committee, during which time Executive's compensation shall be paid in full.

         (f) Performance Compensation Plan. Each year in which the Bank meets or exceeds its performance plan, Executive shall be entitled to receive a cash bonus of at least 30% of Executive's current minimum annual base salary. The precise amount of such bonus shall be determined by the Compensation Committee of the Board of Directors of the Company and in conjunction with the Mike Higgins and Associates, Inc. Performance Compensation for Stakeholders plan.

         (g) Additional Benefits. As additional consideration paid to Executive, the Executive shall be provided with health, dental, long term disability, hospitalization, life insurance, participation in the Bank's Executive Performance Compensation Program and 401(k) KSOP Salary Savings Plan. In addition, the Executive shall be provided with a monthly automobile allowance of $909.00, which allowance shall be adjusted based on the annual Consumer Price Index on July 1, 1998 and on each third anniversary thereafter.

         (h) Additional Compensation. The Executive and the Company acknowledge that this agreement is being entered into as a replacement of an employment agreement dated June 20, 1994, and in consideration of the cancellation of such previous employment agreement, the Company hereby grants Executive a one time cash payment of $57,900 payable on December 31, 1996.

         (i) Director Fees. The Executive and the Company acknowledge that Executive serves as a director of the Company and the Bank and is entitled to receive the same board fees as any other such director. Not withstanding the above, Executive is not entitled to receive any committee fees.

                           Section 4. Confidentiality.

         For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company or its subsidiaries that has not previously been publicly released and shall include (but shall not be limited to) Company information encompassed in all marketing and business plans, financial information, costs, pricing information, and all methods, concepts, or ideas related to the business of the Company or its subsidiaries and not in the public domain.

         The Executive agrees to regard and preserve as confidential all proprietary information that has been or may be developed or obtained by the Executive in the course of his employment with the Company and its subsidiaries, whether he has such information in his memory or in writing or other physical form. The Executive shall not, without written authorization from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or development of the Company or its subsidiaries. This prohibition shall not apply after the proprietary information has been disclosed to the public.

                   Section 5. Removal of Documents or Objects.

         The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries or affiliates, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

                          Section 6. Injunctive Relief.

         It is understood and agreed by and among the parties hereto that the services to be rendered by the Executive hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages, and additionally that a breach by the Executive of the covenants set out in Sections 4, 5 and 11 of this Agreement will cause the Company great and irreparable injury and damage. The Executive hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Sections 4, 5 and 11 of this Agreement by the Executive. This provision shall not, however, be construed as a waiver of any of the remedies which the Company may have for damages or otherwise.

                            Section 7. Subsidiaries.

         It is understood and agreed by the parties hereto that, at the election and direction of the Company's Board of Directors and without modification of the terms and provisions hereof, the Executive shall also serve as an executive officer of any one or more subsidiaries of the Company and, when and as so determined by the Board and any such subsidiary, the rights, duties and obligations of the Company expressed and implied in this Agreement shall inure to the benefit of and bind any subsidiary with the same force and effect as would obtain if the subsidiary were a party hereto jointly and severally with the Company.

                         Section 8. Death or Disability.

         In the event of Executive's death, the Company and/or the Bank shall pay to Executive's designated beneficiary, or, if Executive has failed to designate a beneficiary, to his estate, an amount equal to the Executive's minimum annual base salary pursuant to Section 3 hereof. Payment shall be made in twelve equal installments. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) in the event of a change in control of the Company as defined herein, Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits of Section 10(b) hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive in respect of any period prior to his death.

The Company or the Bank may maintain insurance on its behalf to satisfy in whole or in part the obligations of the Section 8.

         In the event of Executive's disability, as hereinafter defined, the Company and/or the Bank shall pay to Executive an amount equal to the difference, if any, between Executive's minimum annual base salary pursuant to
Section 3 hereof and any payments which Executive is entitled to receive under the long-term disability insurance policy which the Company presently maintains for the benefit of Executive. Payments by the Company or the Bank hereunder, if any, shall be made in equal installments as provided in Section 3 throughout what would otherwise be the remaining term of employment hereunder.

         Executive shall be entitled to the disability benefits provided by this
Section if, by reason by physical or mental impairment, he is incapable of performing his duties hereunder. Any dispute regarding the existence, the extent or the continuance of Executive's disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to both the Board of Directors of the Bank and Executive; provided, however, if Executive officially establishes his eligibility to receive Social Security Disability benefits or is deemed disabled under the terms and conditions of the disability insurance policy carried on the Executive by the Company or the Bank, he shall be deemed to be disabled as provided herein without further proof. Executive shall make himself available for and submit to such examinations by said physician as may be directed from time to time by the physician. Failure to submit to any such examination shall constitute a material breach of this Agreement.

                             Section 9. Termination.

         (a) Proper Cause. The occurrence of any of the following events or circumstances shall constitute "proper cause" for termination, at the election of the Board of Directors of the Company, of the term of employment of the Executive under this Agreement, to wit:

                  (i) the Executive shall voluntarily resign as a director, officer or employee of the Company or any significant subsidiary without approval of the Board of Directors of the Company for reasons other than a breach of this Agreement in any material respect by the Company which has not been cured within 30 calendar days after the Company's receipt of written notice of such breach from the Executive;

                  (ii) the perpetration of defalcations by the Executive involving the Company or any of its affiliates, as established by certified public accountants employed by the Company, or willful, reckless or grossly negligent conduct of the Executive entailing a substantial violation of any material provision of the laws, rules, regulations or orders of any governmental agency applicable to the Company or its subsidiaries;

                  (iii) the repeated and deliberate failure by the Executive, after advance written notice to him, to comply with reasonable policies or directives of the Board of Directors;

                  (iv) the Executive shall breach this Agreement in any other material respect and fails to cure such breach within 30 calendar days after the Executive receives written notice of such breach from the Company; or

                  (v) receipt by the Bank of written notice from the Office of the Comptroller of the Currency or the Federal Reserve Bank that either agency has criticized Executive's performance and has either (a) rated the Bank a "4" or a "5" under the Uniform Financial Institution Rating System or (b) has determined that the Bank is in a "troubled condition" as defined under Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

provided, however the inability of the Executive to achieve favorable results of operations for reasons essentially unrelated to the events or circumstances described in paragraph (a)i, (a)ii, (a)iii, (a)iv and (a)v hereof shall not be deemed to constitute proper cause for termination hereunder.

         In the event that the Company or the Bank discharges Executive alleging "cause" under this Section 9(a) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 9(b) hereof. In the event that the Company or the Bank discharges Executive alleging "cause" under this Section 9(a), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the Company or the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 9 hereof.

         (b) Without Cause. The Company or the Bank may, upon sixty (60) days' written notice to Executive, terminate this Agreement without cause at any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to the same severance payments as provided in Section 10 hereof; provided that for purposes of Section 10(b), the fair market value of Common Stock shall be determined as of the date of notice of termination of this Agreement given by the Company or the Bank to Executive. The severance payments provided for in this Section 9(b) shall commence not later than thirty (30) days after the actual date of termination of employment of Executive. The termination of Executive "without cause" shall not entitle the Company or the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 11 hereof.

                  Section 10. Change in Control of the Company.

         (a) In the event of a "change in control" of the Company, as defined herein, Executive shall be entitled, for a period of thirty (30) days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to the Company of termination of this Agreement and to receive a cash payment equal to two hundred percent (200%) times the compensation, including bonus, received by the Executive in the one-year period immediately preceding the change in control. The severance payments provided for in this Section 10(a) shall be paid in twenty-four equal monthly installments, commencing not later than ten (10) days after the date of notice of termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Company, whichever is later, and shall continue for twenty-three consecutive calendar months thereafter.

         (b) In addition, if Executive elects to terminate this Agreement pursuant to this Section 10, Executive shall further be entitled, in lieu of shares of Common Stock of the Company issuable upon exercise of stock options to which Executive is entitled under this Agreement, an amount in cash or Common Stock of the Company (or any combination thereof) as Executive shall in his sole discretion designate equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change in control over the per share exercise price of the options held by Executive, times the number of shares of Common Stock subject to such options (whether or not then fully exercisable). The fair market value of the Common Stock shall be equal to the higher of (i) the value as determined by the Board of Directors of the Company if there is no organized trading market for the shares at the time such determination is made, or (ii) the closing price (or the average of the bid and asked prices if no closing price is available) on any nationally recognized securities exchange or association on which the Company's shares may be quoted or listed, or (iii) the highest per share price actually paid for Common Stock in connection with any change in control of the Company. The severance payments provided for in this Section 10(b) shall be paid in full not later than ten (10) days after the date of notice of termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Company, whichever is later.

         (c) The payments provided for by Sections 10(a) and 10(b) shall be payable to the Executive only to the extent that such payments are deductible by the Bank and are not rendered non-deductible by Section 280G of the Internal Revenue Code of 1986, as amended.

         (d) For purposes of this Section 10, "change in control" of the Company shall mean:

                  (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

                  (ii) the sale of all or substantially all of the assets of the Company; or

                  (iii)  the liquidation of the Company.

         (e) Section 10 will become non-enforceable and will terminate on December 31, 2010.

         (f) This Agreement shall be substituted for and shall replace Executive's previous employment agreement as such previous employment agreement was amended in an agreement dated February 2, 1996, among the Company, F.N.B. Corporation and certain officers of the Company (the "February Amendment") and all references in the February Amendment to specific provisions of such previous employment agreement will now refer to the same provisions contained in this Agreement. All other provisions of the February Amendment will remain in full force and effect as originally written.

                Section 11. Non-Competition and Non-Solicitation.

         (a) Executive acknowledges that he has performed services or will perform services hereunder which directly affect the Company's and the Bank's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.

         (b) In the event of termination of employment under this Agreement by action of Executive prior to the expiration of the term of this Agreement, Executive agrees with the Company that through the actual date of termination of the Agreement, and for a period of two (2) years after such termination date:

                  (i) Executive shall not, without the prior written consent of the Company and the Bank in any county in which the Company or any of its subsidiaries operates, serve as an executive officer of any bank, bank holding company or other financial institution; and

                  (ii) Executive shall not employ or attempt to employ or assist in employing any present employee of the Company or any of its subsidiaries (whether or not such employment is full time or is pursuant to a written contract), for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of the Company and any of its subsidiaries as such exists on the termination date of Executive's employment hereunder.

         (c) The covenants of Executive set forth in this Section 11 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce the Company and the Bank to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company and the Bank in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by the Company or the Bank arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 11 are cumulative to each other and to all other covenants of Executive in favor of the Company and the Bank contained in this agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition contained in this Section 11 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 11 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 11 shall not affect the validity of any other provision in this
Section 11 or elsewhere in this Agreement.

                          Section 12. Waiver of Breach.

         The waiver by the Company or the Bank of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company and the Bank.

                      Section 13. Governmental Regulation.

         In the event that any payment, coverage or benefit provided under this Agreement would, in the opinion of counsel for the Company, not be deemed to be deductible in whole or in part in the calculation of the Federal income tax of the Company, or any other person making such payment or providing such coverage or benefit, by reason of Section 280G of the Code, the aggregate payments, coverages or benefits provided hereunder shall be reduced to the "safe harbour" level under Section 280G so that no portion of such amount which is paid to the Executive is not deductible by reason of Section 280G of the Code.

         Furthermore, the Company shall hold such portions not paid to the Executive in escrow pending a final determination of whether such amounts would be deductible if paid to the Executive and the Company shall use its best efforts to seek a ruling from the Internal Revenue Service that any portion of such payments, coverages or benefits not paid to the Executive pursuant to this
Section 13 would continue to be deductible if paid to the Executive and the Company shall pay to the Executive any portion of such amounts for which such a ruling is received. In the event the IRS will not rule on such matter, the Company shall pay to the Executive such amounts maintained in escrow pursuant to this Section 13 as shall be determined at some point in time by a counsel, selected by the Company and the Executive, is likely to be deductible if paid to the Executive or shall be forfeited by the Executive in the event of a final determination by the IRS that such amounts are not deductible. For purposes of this Section, the value of any non-cash benefit or coverage or any deferred or contingent payment or benefit shall be determined by the independent auditors of the Company in accordance with the principles of Section 280G of the Code.

                            Section 14. Arbitration.

         Any dispute or controversy as to the validity, interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Tampa, Florida in accordance with the rules then prevailing of the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment may be entered thereon in any court having jurisdiction. The foregoing provisions of this Section 14 shall not be deemed to limit the rights and remedies reserved to the Company under and pursuant to Section 6 hereof.

                              Section 15. Notices.

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  (a)      To the Company:         Southwest Banks, Inc.
                                                   900 Goodlette Road North
                                                   Naples, FL  34102

                  (b)      To the Employee:        Mr. Garrett S. Richter
                                                   2281 Pinewoods Circle
                                                   Naples, FL  34105

or to such other place as either party shall have specified by notice in writing to the other. A copy of any notice or other communication given under this Agreement shall also be sent to the Board of Directors of the Bank at the then principal office of the Bank.

                      Section 16. Successors, Assigns, Etc.

         This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, legal representatives and beneficiaries.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 16 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

         Nothing in this agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Company" or "Bank," as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

                           Section 17. Governing Law.

         This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

                            Section 18. Divisibility.

         Should a court or arbitrator declare any provision hereof to be invalid, such declaration shall not affect the validity of the Agreement as a whole or any part thereof, other than the specific portion declared to be invalid.
                              Section 19. Headings.

         The headings to the Sections and paragraphs hereof are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than the headings, shall control.

                    Section 20. Entire Agreement; Amendment.

         This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"Bank"                                            "Company"

First National Bank of Naples                     Southwest Banks, Inc.


By:  The Compensation Committee                   By:
     of the Board of Directors                       --------------------------
                                                     Gary L. Tice, Chairman


-------------------------------                  "Executive"
James S. Lindsay

                                                  -----------------------------
                                                  Garrett S. Richter
-------------------------------
Edward J. Mace


-------------------------------
Richard C. Myers


-------------------------------
Larry A. Wynn